SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
July 3, 2003

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of	(IRS Employer Identification
incorporation)	Number)

2200 West Parkway Boulevard
Salt Lake City, Utah 84119-2099
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (801) 817-1776

Former name or former address, if changed since last report: Not Applicable

Item 9.      Regulation FD Disclosure

On July 3, 2003, Franklin Covey Co. (NYSE: FC) announced that it would host an investor conference call to discuss with shareholders and the financial community the Company's financial performance and strategic initiatives on Friday, July 11, 2003 at 12:00 noon Eastern Time (10 a.m. Mountain Time).

Shareholders can participate by calling 1-888-339-2688 (International 617-847-3007), access code: Franklin Covey Investor Call. This call is also being webcast by CCBN and can be accessed at the Company’s web site at www.franklincovey.com/call.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRANKLIN COVEY CO.

Date: July 3, 2003

/s/ STEPHEN D. YOUNG
Stephen D. Young Chief Financial Officer